Exhibit 99.1

Contacts:
Tom Ward 317-685-7330 Investors
Nicole Kennon 704-804-1960 Media

simon property group sells $1.3 BILLION of SENIOR notes

INDIANAPOLIS, March 1, 2023 — Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, announced today that its majority-owned operating partnership subsidiary, Simon Property Group, L.P. (the “Operating Partnership”), has agreed to sell:

•	$650 million aggregate principal amount of its 5.500% Notes due 2033, and

•	$650 million aggregate principal amount of its 5.850% Notes due 2053.

Combined, the two new issues of senior notes have a weighted average term of 20 years and a weighted average coupon rate of 5.675%. The offering is expected to close on March 8, 2023, subject to customary closing conditions.

The Operating Partnership intends to use the net proceeds of the offering to fund the planned optional redemption of its 2.750% notes due June 2023 and floating rate notes due January 2024 (with interest reset quarterly at compounded SOFR plus 0.43%, resulting in interest of 3.94% at December 31, 2022), and for general corporate purposes, including to repay other indebtedness.

Citigroup, J.P. Morgan, Mizuho and Scotiabank are serving as joint book-running managers of the public offering, which is being conducted under the Operating Partnership’s shelf registration statement filed with the Securities and Exchange Commission. Any offer of securities will be made by means of the prospectus supplement and accompanying prospectus.

When available, copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146, or email: prospectus@citi.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone: 1-866-803-9204; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets, by telephone: 1-866-271-7403; or Scotia Capital (USA) Inc. at 250 Vesey Street, New York, NY 10281, Attention: Debt Capital Markets, or by calling: 1-800-372-3930.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although Simon Property Group, Inc. (the “Company”) believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, such as in Ukraine, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; an increase in vacant space at its properties; the potential for violence, civil unrest, criminal activity or terrorist activities at its properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise its information technology or infrastructure; the increased focus on ESG metrics and reporting; environmental liabilities; its international activities subjecting it to risks that are different from or greater than those associated with its domestic operations, including changes in foreign exchange rates; its continued ability to maintain its status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on its business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of its substantial indebtedness on its future operations, including covenants in the governing agreements that impose restrictions on it that may affect its ability to operate freely; any disruption in the financial markets that may adversely affect its ability to access capital for growth and satisfy its ongoing debt service requirements; any change in its credit rating; risks relating to its joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.